EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

Board of Directors
Global Med Technologies, Inc. and Subsidiary:

We consent to the incorporation by reference in Registration Statements Nos.

333-28155, 333-39193, 333-45031, 333-69851, 333-60672, and 333-60674 on Form S-8 of Global Med Technologies, Inc. and Subsidiary, of our report dated April 12, 2001, appearing in the Annual Report on Form 10-K of Global Med Technologies, Inc. and Subsidiary for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
April14, 2003